Exhibit 99.1

News

Contacts:
Media:
Robert Grupp
610-738-6402
rgrupp@cephalon.com

Investors:
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Receives Non-Approvable Letter on SPARLONTM

Company Will Not Pursue Further Development of the Product

Frazer, PA, August 9, 2006 — Cephalon, Inc. (Nasdaq: CEPH) announced today that it has received a letter from the U.S. Food and Drug Administration (FDA) stating that the company’s supplemental new drug application (sNDA) for SPARLON™ (modafinil) Tablets [C-IV], a proprietary dosage form of modafinil for the treatment of attention-deficit/hyperactivity disorder (ADHD) in children and adolescents, is not approvable. In consideration of the FDA’s decision, the company has determined that it will not pursue further development of SPARLON.

“Obviously, we are extremely disappointed and surprised that the agency disagreed with the opinions of our experts, which were based on photographic and other evidence concerning a single suspected case of Stevens Johnson syndrome,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.

This decision by the FDA has no impact on the company’s previously issued sales and earnings guidance or on its expectations for strong earnings in 2007.

Second Quarter 2006 Financial Results

The company’s August 3, 2006 press release announcing its unaudited financial results for the three- and six-month periods ended June 30, 2006 did not reflect the impact of FDA’s decision today on the SPARLON sNDA.  The company has now determined to fully reserve the $8.6 million of net SPARLON inventory on its balance sheet as of June 30, 2006.    The Company’s previously reported adjusted income per common share for the three and six months ended June 30, 2006 does not change.

The company expects to file its Form 10-Q for the quarterly period ended June 30, 2006 no later than August 14, 2006, which will reflect the impact of this event on the financial statements and related disclosures.

SOURCE:  Cephalon, Inc. ● 41 Moores Road ● Frazer, PA  19355 ● (610) 344-0200 ● Fax (610) 344-0065

Conference Call Scheduled

Cephalon’s management will discuss SPARLON  in a conference call with investors beginning at 5:30 p.m. U.S. EDT today, Wednesday, August 9, 2006.  To participate in the conference call, dial +1 888-856-9426 and refer to conference code number 4413648.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently markets five proprietary products in the United States: PROVIGIL® (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II], TRISENOX® (arsenic trioxide) injection, VIVITROL™ (naltrexone for extended-release injectable suspension) and numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, including the impact of the FDA’s action on the SPARLON sNDA on sales and earnings guidance for 2006 and the outlook for strong earnings growth in 2007; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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